FIRSTROCK BANCORP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of FirstRock Bancorp, Inc. ("FirstRock") hereby appoints ________________ and _____________, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "FirstRock Meeting") to be held on __________, January __, 1995, at 10:00 a.m. central standard time, at the Assembly Hall at Riverfront Museum Park, 711 North Main Street, Rockford, Illinois, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         1. Approval of the Agreement and Plan of Reorganization dated as of October 26, 1994, as amended, among First Financial Corporation ("FFC"), First Financial Acquisition Company ("Acquisition Co.") and FirstRock, including the Agreement and Plan of Merger attached thereto ("Acquisition Agreement") pursuant to which FFC will acquire FirstRock through a merger of Acquisition Co. and FirstRock (the "Acquisition"), with each outstanding share of common stock of FirstRock to be converted upon consummation of the Acquisition into the right to receive and be exchangeable for such number of shares (rounded to the nearest ten thousandth of a share) of FFC common stock, par value $1.00 per share ("FFC Stock") as shall be equal to (i) Twenty-Seven Dollars and Ten Cents ($27.10) divided by (ii) the average of closing trade prices ("Average Price") of FFC Stock on The Nasdaq Stock Market's National Market System during the last fifteen trading days on which reportable sales of FFC Stock took place immediately prior to, but not including, the third business day prior to the consummation of the transaction, together with cash in lien of fractional shares, subject to adjustment in accordance with the terms and conditions of the Acquisition Agreement.
                          FOR       AGAINST     ABSTAIN
                           o           o           o
         2. Approval of adjournment of the FirstRock Meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the FirstRock Meeting to approve the Acquisition Agreement; and to transact such other business as may properly come before the FirstRock Meeting, or any adjournments thereof.
                          FOR       AGAINST     ABSTAIN
                           o           o           o
             (continued and to be signed and dated on reverse side)


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         This proxy will be voted as  directed by the  undersigned  shareholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of FirstRock either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the FirstRock Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus.

         If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.

                     Date:____________________________________________________

                     ---------------------------------------------------------
                     Signature of Shareholder or Authorized Representative

                     Please date and sign exactly as the name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.

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